Exhibit 99.1

Expion360 Appoints Tech Industry Veteran and Innovator, Tien Q. Nguyen, to Board of Directors

REDMOND, OR. August 24, 2023, Expion360, Inc. (NASDAQ: XPON), an industry leader in lithium-ion battery power storage solutions, has appointed tech industry veteran, innovator and business leader, Tien Q. Nguyen, to its board of directors.

Nguyen brings to Expion360 more than 30 years of entrepreneurial and senior-level experience in driving innovation in electrical technology, including product financing, engineering, development, and commercialization.

He has founded and served as CEO, chairman and director for companies across a range of industries, from energy storage and wireless semiconductors to AI software, including a number of successful exits. This includes co-founding and serving as lead engineer for a developer of a novel microgrid energy storage and software platform.

Coinciding with his appointment, Expion360 co-founder, president and COO, Paul Shoun, was elected chairman of the board, and company CEO, Brian Schaffner, was appointed to serve as a member of the board. Following these appointments, Expion360’s board is now comprised of five directors, three of whom are independent.

“Tien’s history of accomplishment with technological innovation and business success, including deep experience with electrical engineering, manufacturing, utilities and government regulations, will be immensely valuable for Expion360 as we further our IP development and prepare to enter adjacent markets,” commented Shoun. “This includes high growth market verticals, such as home energy storage and industrial applications, with a number of new products entering late-stage development.”

Nguyen commented, “I am excited to join Expion360 at this pivotal stage in its growth and evolution, as demonstrated by several new major OEM partners and entrance into the smart battery and light electric vehicle markets, as well as the rapid expansion of its distribution network.

“I believe I can help Expion360 advance into home energy storage and further broaden its market opportunities. E360 batteries’ long-life cycle, cost-effectiveness, and premium modular packaging enables us to address several market applications. They can offer an attractive ROI by reducing upfront investment and offsetting rising energy costs.”

Tien Q. Nguyen Bio

Over the course of his career, Nguyen has gained a deep understanding of the energy challenges facing industries with high energy usage across world regions. He is an expert in comparative energy production and storage technologies in terms of cost, performance, life cycle and ROI, including technologies involving batteries, hydro-electric, super capacitor, air compressor, flywheel, diesel generators, and renewables, such as wind and solar.

He previously served as chief strategy officer of On-Ramp Wireless (now Ingenu), a provider of purpose-built IoT connectivity, where he was responsible for the development of efficient wireless communication systems.

Prior to that, he served as CEO of AppleTree Educational Center, a nationally accredited, non-profit organization dedicated to providing comprehensive family support services, where he helped establish an innovative new learning center for children.

Nguyen also founded and served as executive vice president of CommASIC, a developer of fabless wireless broadband chipsets for handheld applications, before it was acquired by Freescale Semiconductor. At CommASIC, he initiated a unique concept of Universal Wireless Architecture (UWA) IP, a novel low-cost solution that has a low power requirement, works in multimode, and has better security over a wireless network.

As CEO of Linksys Consulting, he led the development and commercialization of specialized semiconductors, including application-specific integrated circuit (ASIC) development, system emulation, system validation and integration. He also led the filing of more than 10 patents covering low power consumption chip architecture and implementation.

Early in his career, he served as senior staff manager at Nextwave, a software development and system consulting company, as well as at Qualcomm, a leading provider of digital wireless telecommunications products and services. He began his career as a section head at General Dynamics, a global aerospace and defense company. In these roles, he was focused on the development of ASIC technology.

He earned his B.S. in Electrical Engineering from San Diego State University.

About Expion360

Expion360 is an industry leader of premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development.

The company’s lithium batteries feature half the weight of standard lead-acid batteries while delivering three times the power and 10 times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other Li-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The company is headquartered in Redmond, Oregon. Expion360 Li-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country. To learn more about the company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about our beliefs and expectations, are "forward-looking statements and should be evaluated as such. Examples of such forward-looking statements include statements concerning the perceived benefits of the Company’s board appointments, and statements regarding the Company’s expectations regarding its business strategies and plans, and expected growth trajectory. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements. Some of the risks and uncertainties that may cause actual results to materially differ from those expressed or implied by these forward-looking statements are discussed under the caption “Risk Factors” in the Company’s filings with the SEC, as may be updated from time to time in subsequent filings. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Expion360 Contact:

Brian Schaffner, CEO

Expion360, Inc.

Tel (541) 797-6714

Email Contact

Expion360 Investor Contact:
Ronald Both
CMA Investor Relations
Tel (949) 432-7566
Email contact

Expion360 Media Contact:
Tim Randall
CMA Media Relations
Tel (949) 432-7572
Email contact